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CENTER BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE TO PRESERVE SHAREHOLDER VALUE
Seidman and Associates, LLC
Seidman Investment Partnership, LP
Seidman Investment Partnership II, LP
Broad Park Investors, LLC
Berggruen Holdings North America Ltd.
Chewy Gooey Cookies, L.P.
LSBK06-08, L.L.C.
Harold Schechter
Raymond Vanaria
Lawrence Seidman

(Name of Person (s) filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

THE COMMITTEE TO PRESERVE SHAREHOLDER VALUE’S NOMINEES ELECTED TO CENTER BANCORP BOARD

PARSIPPANY, N.J., MAY 30, 2007 PR Newswire/ -- The Committee to Preserve Shareholder Value (“The Committee”) today announced that the certified vote tally for Center Bancorp, Inc.’s (NASDAQ: CNBC) 2007 Annual Meeting confirmed all three of The Committee’s nominees have been elected to the board. The final voting results, certified by the independent inspectors of election, IVS Associates, Inc. show that approximately 55% of the votes cast were in favor of The Committee’s nominees.

“We are extremely pleased with the results and want to thank all shareholders for their support,” said Larry Seidman. “Harold Schechter, Raymond Vanaria, and I are all excited to serve on CNBC’s board and will strive to enhance shareholder value.”

The Committee beneficially owns 1,294,240 shares of Center Bancorp (9.76% of the outstanding shares) and is Center Bancorp’s largest shareholder.

Contact:  Seidman & Associates
             Lawrence Seidman
             (973) 952-0405